EXHIBIT 10.4

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), dated as of May 29, 2014, is made and entered into by and between BREN ROAD, L.L.C., a Delaware limited liability company (the “Borrower”) and BELL STATE BANK & TRUST, a North Dakota banking corporation (the “Lender”).

RECITALS:

A.

The Borrower has requested that the Lender make a certain term loan in the amount of $11,500,000 to the Borrower to refinance Indebtedness secured by certain real property and improvements thereon, which real property is more particularly described in the Mortgage (defined herein), and the Lender is willing to do so upon the terms and subject to the conditions set forth herein.

B.

Within five Business Days of the date hereof, the Borrower intends to contribute the Mortgaged Property (defined herein) to TALON BREN ROAD, LLC, a Delaware limited liability company “Talon Bren Road”  pursuant to a Contribution Agreement between TALON OP, L.P., a Minnesota limited partnership (“Talon OP”) and Borrower as of even date herewith that sets forth the terms and conditions of the contribution of property to and assumption of debt by Talon Bren Road (the “Contribution Agreement”) and in connection with the Contribution Agreement (i) the Borrower will assign and Talon Bren Road will assume all of the Borrower’s obligations under this Agreement and the other Loan Documents to which the Borrower is a party, (ii) Talon OP and TALON REAL ESTATE HOLDING CORP., a Utah corporation (“Talon Holding”) will execute a Guaranty and an Environmental and ADA Indemnification Agreement in favor of the Lender, in each case in form and substance acceptable to Lender, and (iii) the Borrower, Talon Bren Road, Talon OP and Talon Holding will execute and deliver, as applicable, such other agreements, instruments, documents and information the Lender or Title Company may reasonably request, all in form and substance reasonably acceptable to the Lender (such transactions as described above, the “Talon Transaction”).

AGREEMENTS:

NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Agreement, and of any loans or other financial accommodations at any time made to or for the benefit of the Borrower by the Lender, the Borrower and the Lender agree as follows:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1

Recitals; Defined Terms.  The Recitals set forth above are true and correct in all material respects and are incorporated herein by reference.  As used in this Agreement, the following terms shall have the following respective meanings:

“Agreement” means this Loan Agreement, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended.

“Business Day” “ means any day that is not a Saturday, Sunday or other day on which commercial banks in Minneapolis, Minnesota are authorized or required by law to remain closed.

“Capital Expenditure” means any amount debited to the fixed asset account on the balance sheet of the Borrower in respect of (a) the acquisition (including, without limitation, acquisition by entry into a Capitalized Lease), construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, and (b) to the extent related to and not included in (a) above, materials, contract labor and direct labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with GAAP) consistently applied.

“Capital Stock” shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

“Capitalized Lease” shall mean any lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Casualty” shall have the meaning given to such term in the Mortgage.

“Change in Control” means Gerald Trooien shall fail to hold at all times 100% of the Capital Stock of the Borrower.

“Condemnation” shall have the meaning given to such term in the Mortgage.

“Contingent Obligation” means, with respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or otherwise: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect the owner against loss in respect thereof; provided, that the term “Contingent Obligation” shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

“Debt Service” means, with respect to any measurement period, the sum of (a) the aggregate interest expense of the Borrower (including, without limitation, interest paid or accrued in respect of the Obligations and imputed interest on Capitalized Leases) paid or payable during such period, and (b) all payments of principal in respect of Indebtedness of the Borrower (including the principal component of any payments in respect of Capitalized Leases) paid or payable during such period.

“Debt Service Coverage Ratio (Post-Distributions)” means the ratio, determined for the applicable measurement period, of (a) Net Operating Income for such period, plus unrestricted capital contributions made in cash to the Borrower in respect of such period, minus distributions made by the Borrower during such period, to (b) the Debt Service of the Borrower for such period, all calculated in accordance with GAAP consistently applied.

“Debt Service Coverage Ratio (Pre-Distributions)” means the ratio, determined for the applicable measurement period, of (a) Net Operating Income for such period to (b) the Debt Service of the Borrower for such period, all calculated in accordance with GAAP consistently applied.

“Default” means any event which, with the giving of notice or lapse of time, or both, would constitute an Event of  Default.

“Default Rate” shall have the meaning given such term in Section 2.7 of this Agreement.

“Environmental Laws” shall mean all applicable federal, state, local and foreign laws, common laws or regulations, rules, treaties, orders, decrees, permits, licenses, authorizations, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect in each case relating to pollution or protection of individual, public or employee health or safety or the environment (including, without limitation, ambient and indoor air, surface water, groundwater, soil, land surface or subsurface, and natural resources such as wetlands, flora and fauna) including, without limitation, laws relating to (a) emissions, discharges, releases or threatened releases of Hazardous Substances into the environment and (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Substances.

“Environmental Reports” means that certain Phase I Environmental Site Assessment dated April 24, 2014.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued thereunder.

“Event of Default” shall have the meaning given such term in Section 7.1 hereof.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

“Governmental Requirements” means all laws, statutes, codes, ordinances, and governmental rules, regulations and requirements applicable to the Borrower and the Lender.

“Guarantor” shall mean, individually and/or collectively, Gerald Trooien, a resident of the State of Minnesota, and any other Person who may, at any time or from time to time, guaranty all or any part of the Obligations.

“Guaranty” shall mean, individually and/or collectively, each Guaranty dated as of even date herewith executed by a Guarantor in favor of the Lender, and each other guaranty or similar instrument executed by a Guarantor at any time, together with any amendments, modifications, supplements, or replacements thereto.

“Hazardous Substances” means any substance or material defined in or governed or regulated by any Environmental Laws as a dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance, and also expressly includes urea-formaldehyde, polychlorinated biphenyls, dioxin, radon, lead-based paint, asbestos, asbestos containing materials, nuclear fuel or waste, radioactive materials, explosives, carcinogens and petroleum products, including but not limited to crude oil or any fraction thereof, natural gas, natural gas liquids, gasoline and synthetic gas, and any other waste, material, substance, pollutant or contaminant the presence of which on, in, about or under any property, including the Mortgaged Property, would subject the owner or operator thereof to any damages, penalties, fines or liabilities under any applicable Environmental Laws.

“Indebtedness” means, with respect to any Person and without duplication, all obligations, contingent or otherwise, of such Person which in accordance with GAAP should be classified upon the balance sheet of such Person as liabilities, but in any event including the following whether or not so classified: (a) any debt or other obligation created, issued, guaranteed, incurred or assumed by such Person for money borrowed, (b) any obligation of such Person as lessee under any capital lease, (c) any obligation of such Person for the deferred purchase price of property or services, (d) any guaranty, endorsement or other Contingent Obligation in respect of Indebtedness of others, (e) any undertaking or agreement to reimburse or indemnify any issuer of a letter of credit, (f) any obligation secured by any lien, mortgage, pledge, charge or other encumbrance existing on property owned by such Person or acquired subject thereto, whether or not such obligation shall have been assumed, (g) all obligations of such Person under conditional sale or other title retention agreements relating to property purchase by such Person, (h) all obligations of any partnership or joint venture as to which such Person is or may become personally liable and (i) any obligations of such Person under any interest rate swap, collar or other interest rate hedging agreement, including without limitation any “ISDA Master Agreement” and confirmations thereunder.

“Indemnification Agreement” means the Environmental and ADA Indemnification Agreement bearing even date herewith, executed by the Borrower and each Guarantor in favor of the Lender, and each other such indemnification agreement executed by any Guarantor at any time, as the same may be amended, restated or renewed from time to time, covering the Mortgaged Property.

“Investment” means the acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Lease” means each real property lease, sublease, occupancy or concession agreement relating to the Mortgaged Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Lien” means with respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any Capitalized Lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

“Loan” shall have the meaning given such term in Section 2.1.

“Loan Documents” shall mean this Agreement, the Note, each Guaranty, the Mortgage, the Indemnification Agreement and each other instrument, document, guaranty, mortgage, deed of trust, chattel mortgage, pledge, power of attorney, consent, assignment, contract, notice, security agreement, lease, financing statement, subordination agreement, trust account agreement, or other agreement executed by the Borrower, any Guarantor or any other Person and delivered in connection with this Agreement, or the Loan or the Mortgaged Property, as all of the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the Borrower’s or any Guarantor’s (i) business, property, assets, operations or financial condition or (ii) ability to perform any of its respective payment or other Obligations under this Agreement or any of the other Loan Documents, (b) the recoverable value of the Mortgaged Property or the Lender’s rights or interests therein, (c) the enforceability of any of the Loan Documents, or (d) the ability of the Lender to exercise any of its rights or remedies under the Loan Documents or as provided by law.

“Maturity Date” means May 28, 2019.

“Mortgage” means that certain Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement of even date herewith, executed by the Borrower in favor of the Lender encumbering the Mortgaged Property to secure payment of the Note and the Borrower’s other obligations under the Loan Documents, as the same may be amended, restated, renewed, supplemented or otherwise modified from time to time.

“Mortgaged Property” shall have the meaning given to such term in the Mortgage.

“Net Operating Income” means, with regard to any measurement period, the sum of (a) Project Operating Income during such period, minus (b) Project Operating Expenses during such period.

“Note” means that certain promissory note of even date herewith made payable by the Borrower to the order of the Lender in the principal amount of $11,500,000, as the same may be amended, restated, renewed, supplemented or otherwise modified from time to time.

“Obligations” means any and all of the liabilities, obligations and indebtedness of the Borrower to the Lender of any kind or nature, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to be due, and whether joint, several, or joint and several arising under this Agreement, the Note, the Mortgage and the other Loan Documents, and including all interest, charges, expenses, fees and any other sums chargeable to Borrower under any of the Loan Documents.  The term “Obligations” shall also include any and all amendments, extensions, renewals, refundings or refinancings of any of the foregoing.

“Organizational Documents” means (a) as to any  corporation, the certificate or articles of incorporation or association, the bylaws, any unanimous shareholder agreement or declaration, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement or voting trust agreement and all other documents of a comparable nature, (b) as to any limited liability company, the articles of organization, the operating agreement, any unanimous member agreement or voting trust agreement and all other documents of a comparable nature, (c) as to any partnership, its partnership agreement, its certificate of partnership and all other documents of the nature described above, and (d) as to any other entity, its organizational or governing documents and all other documents of the nature described above.

“Permits” means collectively all conditional use permits and certificates of occupancy and all other permits and licenses, if any, required to be obtained by the Borrower in connection with operations conducted on the Mortgaged Property.

“Permitted Encumbrances” shall have the meaning given such term in Section 6.7 hereof.

“Person” means any natural person, corporation, partnership, limited partnership, joint venture, limited liability company, firm, association, trust, unincorporated organization, government, government entity or any other entity, whether acting as an individual, fiduciary or in any other capacity.

“Personal Property” shall have the meaning given to such term in the Mortgage.

“Project Operating Expenses” means all normal and reasonable expenses of owning, operating, leasing, managing, maintaining and occupying the Mortgaged Property, when actually paid by the Borrower, including but not limited to (a) all payments to, for the benefit of or required in connection with personnel employed to manage, operate and maintain the Mortgaged Property, including but not limited to wages, salaries, uniform allowances, medical and/or life insurance, pension and other employee benefit payments, workers’ compensation insurance payments, unemployment insurance payments, and FICA and other payroll taxes; (b) all utility charges, including but not limited to electric, gas, oil, water, sanitary sewer, storm sewer, and trash and rubbish removal charges; (c) all costs of heating, lighting, ventilating and air conditioning the Mortgaged Property; (d) all premiums for hazard, casualty, rent loss and liability insurance carried upon the Mortgaged Property; (e) ad valorem real estate and personal property taxes, installments of special assessments and sales tax payments; (f) all Mortgaged Property building, grounds, driveway and parking area maintenance and repair expense, including the cost of supplies, tools and equipment therefor; (g) all costs of janitorial services, tools, equipment and supplies; (h) reasonable and customary management fees (which, if a manager has not been engaged to manage the Mortgaged Property, shall be assumed to be 5% of the Project Operating Income); (i) all landscaping, lawn, shrub and tree trimming, fertilizing and care expenses; (j) all equipment lease payments to the extent not included in (f) above; (k) all snow and ice removal expenses; (l) all advertising and promotion expenses; (m) all expenses related to the delivery of cable television, internet access, telephone and similar services to tenants of the Mortgaged Property for a fee; (n) all security expenses; (o) all costs of printing, stationery and office supplies; (p) attorneys’ fees and accountants’ fees incurred in the ordinary course of operation of the Mortgaged Property, and (q) reserves, if any, required by the terms of the Loan Documents for replacements, capital expenditures, leasing commissions, tenant improvements and other items, provided, however, Project Operating Expenses shall not include (i) payments of principal, interest and/or late charges upon the Loan; or (ii) depreciation of the Mortgaged Property.  In calculating Project Operating Expenses for any given month, Project Operating Expenses shall include one-twelfth of any annual expenditure, such as taxes and insurance.

“Project Operating Income” means all gross receipts, income, payments and consideration resulting from the operation, leasing and occupancy of the Mortgaged Property, when actually received by the Borrower including but not limited to rentals and other fees and charges payable by anyone pursuant to a Lease (including reimbursements, if any, for Project Operating Expenses); deferred property management fees; late charges; interest on delinquent rents; interest on security and other deposits (to the extent that the same is not required by law to be paid to tenants); fees for cable television, internet access, telephone and similar services provided to the tenants of the Mortgaged Property and vending machine income, provided, however Project Operating Income shall not include (i) proceeds of casualty insurance and of Condemnation or (ii) proceeds of any sale or refinancing of all or any portion of the Mortgaged Property or any interest therein.

“Regulatory Change” means any change after the date of this Agreement in federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of Lenders including the Lender under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Rent Roll” shall have the meaning given such term in Section 4.13.

“Rents” shall have the meaning given to such term in the Mortgage.

“Subordinated Indebtedness” means any Indebtedness of the Borrower which is subordinated in right of payment and collateral security to the Obligations and Liens of Lender in a manner and to an extent acceptable to the Lender in its discretion.

“Subsidiary” means any Person of which or in which the Borrower and its other Subsidiaries own directly or indirectly 50% or more of: (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profit interest of such Person, if it is a partnership, limited liability company, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

“Title Company” means Guaranty Commercial Title, Inc., as agent for Stewart Title Guaranty Company.

“Title Policy” means a final ALTA Loan Policy insuring the Lien of the Mortgage, dated as of the date of recording of the Mortgage, containing such endorsements and assurances as the Lender may require, and containing only those exceptions approved by the Lender.

Section 1.2

Accounting Terms and Calculations.  Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP consistently applied.

Section 1.3

Other Definitional Terms, Terms of Construction.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  References to Sections, Exhibits, Schedules and like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or”.  The singular of any word shall include the singular and the plural of such word.  All incorporations by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and include all necessary definitions and related provisions from such other agreements.  All covenants, terms, definitions and other provisions from other agreements incorporated into this Agreement by reference shall survive any termination of such other agreements until the obligations of the Borrower under this Agreement and the Note is irrevocably paid in full.

Section 1.4

Resolution of Drafting Ambiguities.  The Borrower acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof.

ARTICLE 2

TERMS OF LENDING

Section 2.1

Loan.  Upon the terms and subject to the conditions hereof and of the other Loan Documents and in reliance upon the warranties of the Borrower herein, the Lender agrees to make a loan to the Borrower in the amount equal to $11,500,000 (the “Loan”), which Loan shall be evidenced by the Note, and shall be disbursed to the Borrower as follows: (i) first, on the date hereof, in an amount sufficient to repay existing Indebtedness secured by the Mortgaged Property in full (the “Initial Disbursement”), and (ii) second, upon closing the Talon Transaction, in an amount equal to the remaining amount of the Loan after giving effect to the Initial Disbursement.

Section 2.2

Interest.  Interest on the Loan shall accrue at an annual rate equal to 4.65%.  The Lender’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

Section 2.3

Payments.

(a)

Combined principal and interest payments in an amount equal to $____________ are payable monthly beginning July 8, 2014, and on the eighth day of each consecutive month thereafter.

(b)

The entire unpaid principal balance and all accrued interest shall be due and payable in full on the Maturity Date.

All payments shall be applied first to accrued interest, then to the payment of the principal balance and then to late payment charges, fees and expenses; provided, however, if an Event of Default exists, the Lender may elect to apply any payments in any order as it deems appropriate.  Payments and prepayments of principal of, and interest on, the Note and all fees, expenses and other obligations under the Loan Documents shall be made without set-off or counterclaim in immediately available funds not later than 1:00 p.m., Minneapolis time, on the dates due at the main office of the Lender in Minneapolis, Minnesota.  Funds received on any day after such time shall be deemed to have been received on the next Business Day of the Lender.  Whenever any payment to be made hereunder or on the Note shall be stated to be due on a day which is not a Business Day of the Lender, such payment shall be made on the next succeeding Business Day of the Lender and such extension of time shall be included in the computation of any interest or fees.  The Borrower hereby authorizes the Lender to charge the Borrower’s Collection Account (as defined in Section 5.16) or such other account as the Borrower may from time to time designate, for scheduled payments of principal and interest due hereunder, all without notice to or further authorization from Borrower.

Section 2.4

Use of Proceeds.  The proceeds of the Loan shall be used to refinance Indebtedness encumbering the Land (as defined in the Mortgage) prior to the closing of the Loan.

Section 2.5

Prepayments.  The Borrower may prepay the Loan, in whole, at any time, subject to the payment of all accrued and unpaid interest on the amount prepaid and payment of the Prepayment Fee (as defined below), if applicable.

(a)

If the Borrower prepays the Loan prior to the Maturity Date, the Borrower will pay the Lender a prepayment fee in an amount equal to 3.00% of the amount prepaid (the “Prepayment Fee”), provided, however, Borrower may make prepayments during each fiscal year in an aggregate amount not to exceed the Net Operating Income of the prior fiscal year without paying a Prepayment Fee and provided, further, that partial prepayments resulting from any damage or destruction or a Condemnation of the Mortgaged Property shall be permitted and no Prepayment Fee shall be payable with respect thereto.  The Prepayment Fee will be due and payable at the time of such prepayment of the Loan and will be fully earned when paid.

(b)

Any prepayment of the Loan shall be applied to the installments due on the Note in the inverse order of maturity.  Any amount paid or prepaid in respect of the Loan may not be reborrowed.

Section 2.6

Expenses and Advances Secured by Mortgages.  All disbursements, advances or payments made by the Lender hereunder, all amounts expended by the Lender pursuant to Section 8.2 hereof, the Lender’s reasonable attorneys’ fees, if any, and all other loan expenses, as and when advanced or incurred by the Lender, will be secured by the Mortgage and the other Loan Documents.

Section 2.7

Default Rate.  If the Loan has not been repaid on or before the Maturity Date, or if an Event of Default occurs, then the per-annum interest rate provided for herein shall, at the sole option of the Lender, thereafter be increased and shall be payable on the whole of the unpaid principal balance at a rate equal to 3% per annum in excess of the rate of interest then in effect hereunder (hereinafter referred to as the “Default Rate”), which Default Rate, if imposed, shall be effective as of the date of the occurrence of such Event of Default.  The Default Rate, if imposed, shall continue until the Event of Default has been waived or cured to the Lender’s satisfaction.

Section 2.8

Limitation on Interest Rate.  If for any reason whatsoever the interest and other consideration payable to the Lender under the Loan Documents exceeds the limit prescribed by any applicable usury statute or any other applicable law, then such interest and other consideration shall be reduced to the limit provided in such statute or law, so that in no event shall such interest and other consideration be in excess of such limit.  If any payments of interest or other consideration have been made to the Lender in excess of such limits, such excess amount shall be applied to the principal balance or, if the Loan has been fully paid, refunded to the Borrower.

Section 2.9

Late Payment Charge.  In the event that any required payment of principal or interest hereunder is not made within five days after the due date thereof, the Borrower shall pay to the Lender a late payment charge equal to 5% of the amount of the overdue payment, for the purpose of reimbursing the Lender for a portion of the expense incident to handling the overdue payment.  This late payment charge shall not be prorated on a daily basis as payments are received by the Lender.  This provision shall not be deemed to excuse a late payment or to be a waiver of any other rights the Lender may have, including the right to declare the entire unpaid principal balance and accrued interest immediately due and payable.  The Borrower agrees that the “late payment charge” is a provision for liquidated damages and represents a fair and reasonable estimate of the damages the Lender will incur by reason of the late payment, considering all circumstances known to the Borrower and the Lender on the date hereof.  The Borrower further agrees that proof of actual damages will be difficult or impossible to ascertain.

Section 2.10

Origination Fee.  In addition to all other sums payable to the Lender hereunder and under the other Loan Documents, the Borrower shall pay to the Lender concurrently with the execution hereof a wholly-earned non-refundable origination fee of $115,000 (the “Origination Fee”).

Section 2.11

Escrow Fund.  Commencing on July 8, 2014, Borrower shall deposit with Lender monthly, on the same date as payments are made pursuant to Section 2.3, the amount reasonably estimated by the Lender to be necessary to enable the Lender to pay, at least five days before they become due, all taxes, assessments and governmental charges against the Mortgaged Property and the premiums upon all insurance required hereby to be maintained with respect to the Mortgaged Property.  All funds so deposited shall secure the Obligations.  Such deposits shall be held by the Lender, or its nominee, in a non-interest bearing account and may be commingled with other funds.  Such funds shall not be, nor be deemed to be, trust funds.  Such deposits shall be used to pay such taxes, assessments, and governmental charges against the Mortgaged Property and insurance premiums when due.  If at any time the funds are less than the amount deemed reasonably necessary by the Lender to pay such Impositions and insurance premiums when due, the Borrower shall pay to the Lender any amount necessary to make up the deficiency within five Business Days after written notice from the Lender to the Borrower requesting payment thereof.  Any excess sums so deposited shall be retained by the Lender and shall be applied to pay said items in the future, unless the Obligations have been paid and performed in full, in which case all excess sums so paid shall be refunded to the Borrower.  Upon the occurrence of an Event of Default, the Lender may apply any funds in said account against the Obligations in such order as the Lender may determine.

Section 2.12

Reserve Accounts.

(a)

Commencing July 8, 2014, Borrower shall deposit with Lender monthly on the same date as payments pursuant to Section 2.3 an amount equal to 2.5% of the Rents received in the immediately preceding month (the “Replacement Reserve Funds”).  All Replacement Reserve Funds so deposited shall secure the Obligations.  The Replacement Reserve Funds shall be held by the Lender, or its nominee, in a non-interest bearing account and may be commingled with other funds.

(b)

So long as no Default or Event of Default has occurred and is continuing, Borrower may request disbursement of the Replacement Reserve Funds for the purpose of reimbursing the Borrower for the costs of tenant improvements or capital repairs, replacements, or improvements of the Mortgaged Property (other than routine maintenance)(“Replacements”), and Lender shall release to Borrower such funds (each, a “Reserve Advance”) upon satisfaction of the following conditions:

(i)

No Event of Default has occurred and is continuing;

(ii)

Borrower shall deliver invoices and such other supporting evidence as may be requested to establish the cost or value of the Replacements for which Borrower is requesting a Reserve Advance;

(iii)

Borrower shall deliver (A) executed waivers of mechanic’s liens or materialmen’s liens from Borrower’ contractors, in the aggregate amount of the lienable costs of the Replacements payable from the Reserve Advance, together with (B) a waiver of mechanic’s liens and/or materialmen’s liens, executed by each other contractor to which any portion of any preceding Reserve Advances were paid, covering liens for all work done and materials supplied for which disbursement was made from the Replacement Reserve Funds, all in form and substance acceptable to the Lender;

(iii)

If requested by Lender, a title search showing no mechanic’s or materialmen’s liens or other liens have been placed against the Mortgaged Property, except as approved by Lender in writing, and if necessary an endorsement to the Title Policy.

Section 2.13

Collection Account Proceeds.  Lender shall apply all funds credited to the Collection Account set forth in Section 5.16 as follows:

(a)

First, to Borrower’s obligations pursuant to Section 2.11;

(b)

Second, to Borrower’s obligations pursuant  to Section 2.12(a);

(c)

Third, to Borrower’s obligations  pursuant to Section 2.3; and

(d)

Fourth, provided no Default or Event of Default has occurred and is continuing, to Borrower’s operating account with Lender.

ARTICLE 3

CONDITIONS PRECEDENT

Unless otherwise agreed by the Lender in writing, the Lender will not be obligated to make the Loan and disburse the Loan proceeds unless and until the following conditions are satisfied in a manner satisfactory to the Lender:

Section 3.1

Loan Documents, Related Agreements and Information.  Other than documents delivered solely in connection with the Talon Transaction, the Lender shall have received on or before the date of this Agreement all of the agreements, documents, instruments and other items set forth on the closing checklist attached hereto as Exhibit 3.1, each executed (where applicable) and in form and substance satisfactory to the Lender.

Section 3.2

Approvals.  The Lender shall have received (i) satisfactory evidence that the Borrower and the Guarantors, if any, have obtained all required consents and approvals of all Persons including all requisite governmental authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby or (ii) an officer’s certificate in form and substance reasonably satisfactory to the Lender affirming that no such consents or approvals are required.

Section 3.3

Mortgaged Property.  Neither the Mortgaged Property nor any portion of the other collateral described in any of the other Loan Documents shall have suffered any material damage or loss, or be subject to any Condemnation or similar proceeding.

Section 3.4

Fees and Expenses.  At the closing of the Loan, the Lender shall have received all fees and amounts due and payable by the Borrower as of the date hereof, including without limitation the Origination Fee and all reasonable fees and expenses of counsel to the Lender payable pursuant to Section 8.2.

Section 3.5

Perfection.  The Mortgage, UCC-1 fixture financing statement, any UCC-1 financing statements and any other Loan Document creating or evidencing a lien or security interest which the Lender requires to be filed of record, shall have been appropriately filed to the satisfaction of the Lender and the priority and perfection of the Lien created thereby shall have been established to the satisfaction of the Lender.

Section 3.6

No Default.  All representations and warranties of the Borrower and each Guarantor made in this Agreement and the other Loan Documents shall remain true and correct and no Default or Event of Default shall have occurred and be continuing under this Agreement, any Guaranty or any other Loan Document.

Section 3.7

Other.  The Lender shall have received such other documents, instruments or agreements as the Lender or the Title Company may have reasonably requested in connection with this Agreement or the Loan.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

To induce the Lender to make the requested Loan hereunder, the Borrower represents and warrants to the Lender as of the date of this Agreement that:

Section 4.1

Organization, Standing, Qualification, Etc. of Borrower.  The Borrower is a limited liability company duly formed and validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own its properties and to carry on its business as now conducted in the state in which the Land is located, to enter into this Agreement and the other Loan Documents to which it is a party and to perform its obligations hereunder and thereunder.  The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary company action and when executed and delivered will be the legal and binding obligations of the Borrower, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.  Except for consents, approvals and exemptions previously obtained (copies of which have been delivered to the Lender), no approval of or exemption by any Person is required in connection with the Borrower’s execution, delivery and performance of this Agreement, the Note and the other Loan Documents to which it is a party.  To the Borrower’s knowledge, it is not in default (beyond any applicable grace period) in the performance of any agreement, order, writ, injunction, decree or demand to which it is a party or by which it is bound.

Section 4.2

Fee Title.  The Borrower is the owner of the Mortgaged Property consisting of real estate in fee simple and of personal property described in the Mortgage delivered herewith, and has no knowledge of any unrecorded claims, liens, or encumbrances against the Mortgaged Property other than the Permitted Encumbrances.

Section 4.3

Approval.  To the Borrower’s knowledge, the use of the Mortgaged Property complies with all applicable zoning and Environmental Laws affecting the Mortgaged Property and all requirements for such use have been satisfied.

Section 4.4

Utility Availability.  All utility services necessary for the operation of the Improvements (as defined in the Mortgage) for its intended purposes are available at the boundaries of the Land, including water, storm and sanitary sewer, drainage, gas, electric and telephone facilities.

Section 4.5

Taxes.  The Borrower (or to the extent Borrower is disregarded for tax purposes, Guarantor) has filed all federal, state and other income and other tax returns required to be filed, if any, which returns properly reflect taxes owed for the period covered thereby and it has paid or made appropriate provisions for the payment of all taxes which may become due pursuant to said returns and for the payment of all present installments of any assessments, fees and other governmental charges upon it or upon any of its property, except for such returns the failure to file, and such taxes the failure to pay, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.6

Financial Statements and No Material Adverse Change.  The Borrower’s annual financial statements as of December 31, 2013 as heretofore furnished to the Lender, fairly present the financial condition of such Person.  As of the date on which the financial statements of the Borrower and the Guarantor, if any, were last provided to the Lender, neither the Borrower nor the Guarantor had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements, or in the notes thereto.  Since the date such financial statement was last provided, no Material Adverse Effect has occurred with respect to the Borrower or any Guarantor.

Section 4.7

Litigation.  There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Mortgaged Property which, if determined adversely to the Borrower, could reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor the Mortgaged Property is in violation of any Governmental Requirement where such violation could reasonably be expected to result in a Material Adverse Effect.

Section 4.8

Subsidiaries.  The Borrower has no Subsidiaries.

Section 4.9

Employee Benefit Plans.  Except as disclosed in writing to the Lender:  (a) the Borrower does not have an employee benefit plan as defined in Section 3(1) of ERISA, whether or not subject to ERISA (“Plan”); (b) no assets of the Borrower constitute assets of any such plan under ERISA regulations or rulings; (c) with respect to any such plan that the Borrower sponsors, participates in or has fiduciary duties with respect to, the Borrower has materially complied with all federal and state laws, plan documents and funding requirements; (d) the Borrower does not sponsor, participate in, or have fiduciary duties with respect to any defined benefit pension plan subject to Title IV of ERISA or any multi-employer pension plan as defined in Section 3(37)(A) of ERISA or any plan providing medical or other welfare benefits to retirees or other former employees (except as required by federal or state law); and (e) the Borrower is not (and has not ever been) a member of a group of trades or businesses (whether or not incorporated) that is treated as a single employer under Section 414 of the Internal Revenue Code.

Section 4.10

Federal Reserve Regulations.  The Borrower is not engaged principally or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System or any successor thereto).

Section 4.11

Environmental, Health and Safety Laws.  Except as otherwise disclosed in the Environmental Reports provided to the Lender pursuant to this Agreement, there does not exist any violation by the Borrower of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters with respect to the Mortgaged Property or which would require a material expenditure by the Borrower to cure, except where such violations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower has not received any notice to the effect that the Mortgaged Property is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

Section 4.12

Solvency.  On the date hereof, (a) the present saleable value of the assets of the Borrower is in excess of the total amount of its liabilities (including for purposes of this definition all liabilities, whether or not reflected on a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed); and (b) the Borrower will be able to pay its debts and obligations as they mature in the ordinary course of its business; and (c) the Borrower does not have unreasonably small capital to carry out its business.  For the purpose of this Section 4.12, “present fair saleable value” means the value which would be realized from an interested purchaser aware of all relevant information relating to the assets or group of assets being sold and who is willing to purchase under ordinary selling conditions in an existing and not theoretical market if the assets or group of assets are disposed within a period of six months to one year.

Section 4.13

Leases.  Set forth on Schedule 4.13 is a true, correct and complete rent roll listing (a) each Lease affecting all or any portion of the Mortgaged Property, (b)  the tenants (each, a “Tenant”) having rights under each such Lease, and (b) a statement of the (i) the term of each such Lease, (ii) number of square feet subject to such lease, and (iii) monthly rent payments owing under each Lease (the “Rent Roll”).  Except as specifically shown on Schedule 4.13, no Lease has been terminated, amended in a material manner or modified in a material manner.  There are no agreements, written or oral, with any of the Tenants other than as described on Schedule 4.13.  Neither the Borrower nor any of the Tenants is in default under its respective obligations under the respective Leases, and none of the Tenants claims any offsets or charges against the Borrower nor any defenses to enforcement of the Leases.  None of the Tenants has prepaid rent for more than one month in advance.

Section 4.14

No Mechanic’s/Construction Liens.  The Borrower has not, as of the date hereof, permitted any work on the Mortgaged Property which could give rise to a lien on the Mortgaged Property or, if such work has commenced, has provided adequate waivers, indemnifications and other assurances to the Title Company so that the Title Policy and all endorsements thereto can be issued without exception for filed or unfiled mechanics, construction or similar liens.

Section 4.15

Purpose of Loan.  The Borrower has requested and is using the Loan for business purposes, and not for any agricultural or consumer purpose.

Section 4.16

No Defaults under Loan Documents or Other Agreements.  There is no Default or Event of Default by the Borrower under any Loan Document or any default or event of default under any other document to which the Borrower is a party and which relates to the ownership, occupancy, use, development, construction or management of the Mortgaged Property or which relates to any Indebtedness of the Borrower to the Lender or any other Person.

Section 4.17

Survival of Representations.  All representations and warranties contained in this Article 4 and in the Mortgage shall survive the delivery of the Note and any investigation at any time made by or on behalf of the Lender shall not diminish its rights to rely thereon.

Section 4.18

No Violation of Other Agreements or Laws.  The execution, delivery and/or performance of the Loan Documents will not (a) violate or contravene any provision of the Borrower’s Organizational Documents, or (b) violate any law, ordinance or regulation by which the Borrower may be bound or affected.

Section 4.19

Guarantees and Contingent Obligations.  Other than obligations arising in the ordinary course of business from the endorsement of negotiable instruments for deposit or collection (or similar transactions), the Borrower has no Contingent Obligations.

ARTICLE 5

AFFIRMATIVE COVENANTS

The Borrower hereby covenants and agrees with the Lender as follows:

Section 5.1

Financial Statements and Reports.  The Borrower will furnish, or caused to be furnished, to the Lender:

(a)

As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, company prepared financial statements of the Borrower consisting of at least statements of income, cash flow and stockholders’ equity, and a consolidated and consolidating balance sheet as at the end of such year, setting forth in each case in comparative form respective figures for the corresponding date and period in the prior fiscal year, signed by an officer of the Borrower stating that such financial statements present fairly the financial condition of the Borrower and that the same have been prepared in accordance with GAAP (or such other principles reasonably acceptable to Lender) consistently applied (subject to year-end adjustments).

(b)

[Intentionally Omitted].

(c)

As soon as available and in any event within 30 days after the date on which it is required to be filed with the applicable taxing authority (as such date may be extended by appropriate extension applications), copies of each tax return (including all supporting schedules) for each taxable year prepared by a certified public accountant reasonably satisfactory to Lender and filed by the Borrower with the Internal Revenue Service, and copies of each request for an extension of time for filing of any such return submitted by the Borrower.

(d)

As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, an updated Rent Roll for the Mortgaged Property, in form and substance reasonably acceptable to the Lender.

(e)

Together with the financial statements furnished by the Borrower under Section 5.1(a) a compliance certificate signed by an officer of the Borrower, in the form of Exhibit A or such other form as the Lender from time to time reasonably require dated the date of such annual financial statements or such quarterly financial statements, as the case may be, to the effect that no Default or Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Article 5.

(f)

Immediately upon any officer of the Borrower becoming  aware of any Default or Event of Default, a notice to Lender describing the nature thereof and what action the Borrower proposes to take with respect thereto.

(g)

Immediately upon becoming aware of the occurrence thereof, notice of any violation as to any environmental matter by the Borrower or any Guarantor or of the commencement of any judicial or administrative proceeding with respect to the Mortgaged Property relating to health, safety or environmental matters, which could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(h)

From time to time, such other information regarding the business, operation and financial condition of the Borrower and the Mortgaged Property as the Lender may reasonably request, including annual verification of insurance coverage and semi-annual verification of property tax and assessment payment.

Section 5.2

Books and Records.  The Borrower will keep adequate and proper records and books of account of its use and operation of the Mortgaged Property.

Section 5.3

Inspection.  The Borrower will permit any Person designated by the Lender to (a) visit and inspect the Mortgaged Property, (b) inspect the Borrower’s books and financial records, (c) examine and make copies of such books and financial records of the Borrower, and to discuss the financial affairs, finances and Loan with its officers at such reasonable times and intervals as the Lender may designate, all of which shall be at the expense of the Borrower.

Section 5.4

Existence.  The Borrower will maintain (a) its existence in good standing under the laws of the jurisdiction of its formation and (b) its qualification to transact business in (i) the jurisdiction where the Mortgaged Property is located and (ii) each other jurisdiction where failure to so qualify could reasonably be expected to result in a Material Adverse Effect.

Section 5.5

Notice of Litigation.  The Borrower will give prompt written notice to the Lender of (a) the commencement of any action, suit, litigation or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting the Borrower or the Mortgaged Property and (b) the rendering of a judgment or decision in such action, suit, litigation or proceeding, which in either of (a) or (b) above could reasonably be expected to result, whether individually or in the aggregate, in a Material Adverse Effect.

Section 5.6

Employee Benefit Plans.  The Borrower shall neither take any action, nor omit to take any action, if such action or omission would result in any of the statements set forth in Section 4.9 (including any written disclosures made by the Borrower to the Lender under Section 4.9) becoming inaccurate or misleading at any time while the Note remains outstanding.

Section 5.7

Insurance.  The Borrower will maintain the insurance set forth on Exhibit B to the closing checklist attached hereto as Exhibit 3.1.  The Borrower agrees to provide the Lender with prompt notice of any material modification, notice of cancellation or cancellation of any insurance policies required hereunder.

Section 5.8

Payment of Taxes and Claims.  The Borrower will file all tax returns and reports which are required by law to be filed by it and will pay before they become delinquent, all taxes, assessments and governmental charges and levies imposed upon it or the Mortgage Property and all claims or demands of any kind (including those of suppliers, mechanics, carriers, warehousemen, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon the Mortgaged Property, provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrower’s title to the Mortgaged Property is not materially adversely affected, its use of the Mortgaged Property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrower’s books in accordance with GAAP.

Section 5.9

Maintenance of Properties.  The Borrower will maintain the Mortgaged Property in good condition, repair and working order, and make all necessary repairs, renewals, replacements, betterments and improvements thereto.

Section 5.10

Compliance.  The Borrower will comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except to the extent the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.11

Environmental Matters; Reporting.  The Borrower will observe and comply and will cause each Guarantor, if any, and all other Persons occupying any portion of the Mortgaged Property to observe and comply with all Environmental Laws of any government or government agency relating to health, safety, pollution, Hazardous Substances or other environmental matters, except to the extent the failure to so observe and/or comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.12

Appraisals. The Borrower agrees that the Lender shall have the right to obtain, at the Borrower’s expense, an appraisal of the Mortgaged Property, prepared by an appraiser acceptable to the Lender and in substantial conformance with governmental regulations applicable to the Lender and approved by the Lender at any time that (a) a Default or an Event of Default has occurred and is continuing hereunder, (b) any damage to or destruction of the Mortgaged Property in an amount exceeding $250,000 occurs, or (c) such appraisal is required by then current banking laws or regulations.  In the event that the Lender shall elect to obtain such an appraisal, the Lender may immediately commission an appraiser acceptable to the Lender, at the Borrower’s cost and expense, to prepare the appraisal and the Borrower shall fully cooperate with the Lender and the appraiser in obtaining the necessary information to prepare such appraisal.  In the event that the Borrower fails to cooperate with the Lender in obtaining such an appraisal or in the event that the Borrower shall fail to pay for the cost of such appraisal and the Lender’s reasonable internal appraisal review fee within 10 days following demand therefor, such event shall constitute a Default or an Event of Default hereunder and the Lender shall be entitled to exercise all remedies available to it hereunder.  In the event that any such appraisal shall determine that the then outstanding principal balance of the Loan is greater than 65% of the fair market value of the Mortgaged Property and the Borrower fails to prepay, within 30 days after written notice from the Lender to the Borrower, the outstanding principal balance of the Loan to the extent necessary to reduce said principal balance down to 65% of said fair market value, such event shall constitute an Event of Default hereunder, and the Lender shall be entitled to exercise all remedies available to it hereunder. In the event any such appraisal is required by reason of the damage or destruction of a portion of the Mortgaged Property, the fair market value shall be calculated on the Mortgaged Property after restoration of the Improvements thereon, but subject only to then existing Leases which will remain in full force and effect following such restoration.

Section 5.13

Compliance with other Loan Documents.  The Borrower shall promptly comply with all of the covenants and agreements of the Borrower which are contained in the other Loan Documents, the Leases and other easements, agreements and restrictions affecting the Mortgaged Property  (subject to applicable grace, notice and cure periods provided therein).

Section 5.14

Debt Service Coverage Ratio.

(a)

The Borrower shall maintain a Debt Service Coverage Ratio (Pre-Distributions) of not less than 1.35 to 1.00 as of the last day of each fiscal year of the Borrower, determined for the period of 12 months ending on such date, commencing December 31, 2014.

(b)

The Borrower shall maintain a Debt Service Coverage Ratio (Post-Distributions) of not less than 1.05 to 1.00 as of the last day of each fiscal year of the Borrower, determined for the period of 12 months ending on such date, commencing December 31, 2014.

Section 5.15

Depository Relationship.  The Borrower shall maintain the Lender as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts.

Section 5.16

Collection Account; Lock Box; Application of Collected Funds.

(a)

Within two Business Days of the date hereof, Borrower shall:

(i)

establish a deposit account with the Lender (“Collection Account”) and related lockbox service (the “Lock Box”) into which all cash, checks or other Rents will be deposited solely with Lender; and

(ii) direct all Tenants to remit Rents directly to the Lock Box or Collection Account (if notwithstanding the foregoing instructions, Borrower receives any Rents, Borrower shall receive such payments as Lender’s trustee, and shall immediately deposit all cash, checks or other Rents received by it into the Collection Account).

(b)

All funds deposited into the Collection Account shall be applied by Lender in accordance with Section 2.13.

Section 5.17

Talon Transaction.  Within two Business Days of the date hereof, the Borrower shall consummate the Talon Transaction.

ARTICLE 6

NEGATIVE COVENANTS

The Borrower hereby covenants and agrees with the Lender as follows:

Section 6.1

Merger and Name.  The Borrower will not merge or consolidate, or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or form any Subsidiaries or permit any other Person to merge into it, or acquire all or a substantial part of the assets of any other Person, without the prior written consent of the Lender.  The Borrower will not change its name or the state in which it is organized without 20 days’ prior written notice to the Lender.

Section 6.2

Sale or Lease of Assets.  Except in connection with the Talon Transaction, the Borrower will not directly or indirectly, sell, lease (other than leases permitted by the Mortgage), assign, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) the Mortgaged Property, or enter into any agreement to do any of the foregoing, without prior written consent of the Lender.

Section 6.3

Distributions.  The Borrower will not make any distribution to any holder of any Capital Stock of the Borrower, or redeem, repurchase or otherwise acquire or retire the interest of any holder of any capital stock of the Borrower, except that the Borrower may make distributions to its members provided that no Default or Event of Default shall exist before or after giving effect to such distribution or be created as a result thereof.

Section 6.4

Contingent Obligations.  The Borrower will not (i) endorse, guarantee, contingently agree to purchase or to provide funds for the payment of, or otherwise become contingently liable upon, any Indebtedness of any other Person, except by the endorsement of negotiable instruments for deposit or collection (or similar transactions) in the ordinary course of business, or (ii) agree to maintain the net worth or working capital of, or provide funds to satisfy any other financial test applicable to, any other Person.

Section 6.5

Loans and Investments.  The Borrower will not make, or permit to exist, any loans or advances to or Investments in any Person.

Section 6.6

Indebtedness.  The Borrower will not, without the Lender’s prior written consent, incur, create, issue, assume or suffer to exist any Indebtedness, except: (a) Indebtedness under this Agreement; (b) current liabilities, other than for borrowed money, incurred in the ordinary course of business; and (c) Indebtedness existing on the date of this Agreement and disclosed on Schedule 6.6 hereto.

Section 6.7

Liens.  The Borrower will not create, incur, assume or suffer to exist any Lien on the Mortgaged Property, except: (a) Liens granted to the Lender; (b) Liens existing on the date of this Agreement and disclosed on Schedule 6.7 hereto; (c) Liens for taxes, fees, assessments and governmental charges not delinquent; and (d) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due (collectively, “Permitted Encumbrances”).

Section 6.8

[Intentionally Omitted].

Section 6.9

UMAGA Agreement.  The Borrower shall not terminate assign, sublease, renew, or amend that certain UMAGA Amended and Restated Master Agreement dated as of August 5, 2013 by and between Mortgagor Upper Midwest Allied Gifts Association, Inc. (the “UMAGA Agreement”) without the prior written consent of Lender.

Section 6.10

Payments on Subordinated Indebtedness and Changes to Subordinated Indebtedness Documents.  The Borrower will not:

(a)

Make any payment (including any principal, premium, interest, fee or charge) with respect to any Subordinated Indebtedness, except, in each instance, to the extent, and in the manner, expressly permitted by the subordination agreement executed in connection with such Subordinated Indebtedness;

(b)

Repurchase, redeem, defease, acquire or reacquire for value any of the Subordinated Indebtedness; or

(c)

Agree to any amendment, modification, restatement of or supplement to any loan agreements, notes, security documents, mortgages, guarantees or other agreements or instruments entered into by the Borrower in connection with any Subordinated Indebtedness.

ARTICLE 7

EVENTS OF DEFAULT AND REMEDIES

Section 7.1

Events of Default.  The occurrence of any one or more of the following events shall constitute an Event of Default:

(a)

The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on the Note or payment of any other obligations of the Borrower to the Lender pursuant to this Agreement or any of the other Loan Documents.

(b)

Any representation or warranty made by or on behalf of the Borrower or any Guarantor in this Agreement or any of the other Loan Documents or by or on behalf of the Borrower or any Guarantor in any certificate, statement, report or document herewith or hereafter furnished to the Lender pursuant to this Agreement or any of the other Loan Documents shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

(c)

[Intentionally Omitted].

(d)

(i) There is filed by the Borrower or any Guarantor any case, petition, proceeding or other action (“Bankruptcy Case”) under any existing or future bankruptcy, insolvency, reorganization, liquidation or arrangement or readjustment of debt law or any similar existing or future law of any applicable jurisdiction, including the Bankruptcy Code (“Insolvency Law”), (ii) an involuntary Bankruptcy Case (“Involuntary Proceeding”) is commenced against the Borrower or any Guarantor under any Insolvency Law and order of relief is entered or the Involuntary Proceeding is not dismissed within 60 days, after the commencement of the Bankruptcy Case, or (iii) a custodian, receiver, trustee, sequestrator, or agent is appointed or authorized to take charge of any of the Borrower’s or any Guarantor’s properties.

(e)

A judgment or judgments for the payment of money in excess of insurance coverage (which the insurer shall have agreed is applicable), individually or in the aggregate, shall be rendered (A) against the Borrower in excess of the sum of $100,000, or (B) any Guarantor, in excess of the sum of $250,000, and, in either case,  either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than 30 days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

(f)

A default or event of default (however denominated) occurs under the terms of (i) any other Indebtedness of the Borrower or any Guarantor to the Lender (or its affiliates), whether any such Indebtedness is now existing or hereafter arises and whether direct or indirect, due or to become due, absolute or contingent, primary or secondary or joint or joint and several, or (ii) any Indebtedness of the Borrower or any Guarantor to any Person other than the Lender in the aggregate principal amount of $100,000 or more beyond applicable notice and cure periods therein;

(g)

Any execution or attachment shall be issued whereby any substantial part of the Mortgaged Property shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof.

(h)

Any Guarantor shall die (if an individual), be dissolved, liquidated or revoked (if a trust) and the Borrower fails to secure a replacement Guarantor who shall assume the obligations of such deceased, dissolved, liquidate or revoked Guarantor within 45 days thereafter, such replacement Guarantor and the terms of such assumption shall be subject to the Lender’s approval;

(i)

The institution by the Borrower or any Guarantor of steps to terminate any Plan if in order to effectuate such termination, the Borrower or such Guarantor would be required to make a contribution to such Plan, or would incur a liability or obligation to such Plan, in excess of $25,000, or the institution by the Pension Benefit Guaranty Corp. of steps to terminate any Plan;

(j)

Any Loan Document shall not be, or shall cease to be, binding and enforceable in accordance with its terms, or any Guarantor shall revoke or disavow, or attempt to revoke or disavow, the Guaranty to which it is a party, or the Lender shall cease to have a first priority security interest and lien in the Mortgaged Property;

(k)

A default occurs in the performance of the Borrower’s obligations in Article 5 or 6 hereof, or under any provision of the Mortgage beyond any applicable notice and cure period;

(l)

Any event occurs which is denominated as a “Default” or an “Event of Default” in any other section of this Agreement or in any of the other Loan Documents beyond any applicable notice and cure period;

(m)

The occurrence and continuance of any default or event of default (however denominated) under the UMAGA Agreement, which default or event of default continues beyond any grace period therein, or (i) any group of Tenants (A) whose cumulative monthly rent obligations exceed 15% of the total monthly rental income of the Mortgaged Property or (B) who lease, in the aggregate more than 24,670 square feet of Net Rentable Area (as defined in the UMAGA Agreement) shall be in default (beyond any applicable cure period) or whose respective Lease, as shown on the Rent Roll, shall have expired or terminated or (ii) the UMAGA Agreement is terminated for any reason;

(n)

The Borrower or any Guarantor shall default in the performance or observance of any agreement, covenant or condition required to be performed or observed by the Borrower or such Guarantor under the terms of this Agreement or any other Loan Documents, other than an Event of Default described in Subsections 7.1(a) through (m) above, which default, if curable,  continues for 30 days after the earlier of (i) receipt of notice of such default by the Borrower from the Lender, or (ii) date on which an officer of the Borrower becomes aware of such default.

Section 7.2

Remedies.  If (a) any Event of Default described in Section 7.1(d) shall occur, the outstanding unpaid principal balance of the Note, the accrued interest thereon and all other obligations of the Borrower to the Lender under the Loan Documents shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then the Lender may take any or all of the following actions: (i) declare the outstanding unpaid principal balance of the Note, the accrued and unpaid interest thereon and all other obligations of the Borrower to the Lender under the Loan Documents to be forthwith due and payable, whereupon the Note, all accrued and unpaid interest thereon and all such obligations shall immediately become due and payable, in each case without demand or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Note to the contrary notwithstanding, (ii) exercise all rights and remedies under the Mortgage, any other Loan Document, and (iii) enforce all rights and remedies under any applicable law.

Section 7.3

Security Agreement in Accounts and Setoff.  As additional security for the payment of all of the Borrower’s Obligations, the Borrower grants to the Lender and any such holder of the Note a security interest in, a lien on, and an express contractual right to set off against, each deposit account and all deposit account balances, cash and any other property of the Borrower now or hereafter maintained with, or in the possession of, the Lender or such holder of the Note.  Upon the occurrence of any Event of Default, the Lender or such holder of the Note may: (a) refuse to allow withdrawals from any such deposit account; (b) apply the amount of such deposit account balances and the other assets of the Borrower described above to the Obligations; and (c) offset any other obligation of the Lender or such holder of the Note against the Obligations; all whether or not the Obligations are then due or have been accelerated and all without any advance or contemporaneous notice or demand of any kind to the Borrower, such notice and demand being expressly waived.

ARTICLE 8

MISCELLANEOUS

Section 8.1

Waiver, Amendment and Cumulative Rights.  No failure on the part of the Lender or the holder of the Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.  The remedies herein and in any other instrument, document or agreement delivered or to be delivered to the Lender hereunder or in connection herewith are cumulative and not exclusive of any other rights and remedies which the Lender would otherwise have at law, in equity or by statute, and all such rights and remedies, together with the Lender’s rights and remedies under the other Loan Documents, are cumulative and may be exercised individually, concurrently, successively and in any order.  No amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Lender and Borrower, and then such amendment, modifications, waiver or consent shall be effective only in the specific instances and for the specific purpose for which given.

Section 8.2

Costs, Expenses and Taxes.  The Borrower agrees, whether or not the Loan is made hereunder, to pay on demand: (i) all costs and expenses of the Lender (including the reasonable fees and expenses of counsel and paralegals for the Lender) incurred in connection with the preparation, execution and delivery of the Loan Documents and the preparation, negotiation and execution of any and all amendments to each thereof, and (ii) all costs and expenses of the Lender incurred in connection with the administration and the enforcement of the Loan Documents.  The Borrower agrees to pay, and save the Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Loan Documents.  The obligations of the Borrower under this Section shall survive any termination of this Agreement.

Section 8.3

Indemnity.  The Borrower agrees to indemnify and hold the Lender harmless from any loss or expense which may arise or be created by the acceptance in good faith by the Lender of telephonic or other instructions for making the Loan or disbursing the proceeds thereof.  The Borrower further agrees to defend, protect, indemnify, and hold harmless the Lender, and its affiliates, officers, directors, employees and agents of each of the foregoing (each an “Indemnified Person”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind based on the capitalization of the Borrower, the Loan or the use or intended use of the proceeds of the Loan, provided that the Borrower shall have no obligation hereunder to an Indemnified Person with respect to any of the foregoing to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person or arising solely from claims between one such Indemnified Person and another such Indemnified Person.  The obligations of the Borrower under this Section shall survive any termination of this Agreement.

Section 8.4

Notices.  Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing.  Notices may also be given by fax and e-mail, but shall be deemed effective only when expressly acknowledged by the recipient thereof.  All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of the express acknowledgement in the case of fax or e-mail, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

Section 8.5

Successors.  This Agreement shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and the successors and assigns of the Lender.  The Borrower shall not assign its rights or duties hereunder without the written consent of the Lender.

Section 8.6

Participations and Information.  The Lender may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights or obligations in this Agreement and/or any of the other Loan Documents to any Person.  The Lender may furnish any information concerning the Borrower in the possession of the Lender from time to time to affiliates of the Lender in connection with banking business of the Lender or such affiliates and to participants and prospective participants and may furnish information in response to credit inquiries consistent with general banking practice.

Section 8.7

Severability.  Any provision of the Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 8.8

Subsidiary References.  The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Borrower has one or more Subsidiaries.

Section 8.9

Captions.  The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

Section 8.10

Entire Agreement.  This Agreement, the Loan Documents and the other documents mentioned herein embody the entire agreement and understanding between the Borrower and the Lender with respect to the subject matter hereof and thereof.  This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 8.11

Counterparts; Digital Copies.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart. A facsimile or digital copy of this signed Agreement shall be deemed to be an original thereof.

Section 8.12

Time of the Essence.  Time is of the essence in this Agreement.

Section 8.13

No Partnership, Joint Venture or Agency.  The Lender is not the agent or representative of the Borrower, and the Borrower is not the agent or representative of the Lender, and nothing in this Agreement will be construed to make the Lender liable to anyone for goods delivered or services performed upon the Mortgaged Property or for debts or claims accruing against the Borrower.  Neither anything contained herein nor the acts of the parties hereto will be construed to create a partnership or joint venture between the Borrower and the Lender.

Section 8.14

No Third Party Beneficiaries.  All conditions to the obligations of the Lender to make advances hereunder are imposed solely and exclusively for the benefit of the Lender and its assigns and no other Person will have standing to require satisfaction of such conditions or be entitled to assume that the Lender will not make disbursements in the absence of strict compliance with any or all thereof and no other Person, under any circumstances, will be deemed to be beneficiary of such conditions, any or all of which may be waived in whole or in part by the Lender at any time if the Lender in its sole discretion deems it advisable to do so.

Section 8.15

Compliance with Federal Law.  The Borrower shall (a) ensure, and cause each Subsidiary to ensure, that no Person who owns a controlling interest in or otherwise Controls the Borrower or such Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.

Section 8.16

Customer Identification - USA Patriot Act Notice.  The Lender hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act.

Section 8.17

Governing Law; Jurisdiction; Consent to Service of Process.

(a)

The Loan Documents (other than those containing a contrary express choice of law provision) and any claim or controversy arising in connection with any Loan Document shall be governed by and construed in accordance with the internal laws (but otherwise without regard to the conflict of laws provisions) of the State of Minnesota.

(b)

The Borrower hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against Lender (or any of its affiliates) in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the U.S. Federal or Minnesota state courts sitting in Hennepin County, Minnesota, and each of the parties hereto hereby irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Minnesota State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)

Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 8.17(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)

Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.4. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 8.18

WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Remainder of page intentionally blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Borrower’s Address:	BREN ROAD, L.L.C. a Delaware limited liability company
10 River Park Plaza; Suite 800
St. Paul, MN 55107	By:	/s/ Gerald L. Trooien
Telephone: (612) 641-1111		Gerald L. Trooien
Fax: (651) 641-1244		Chief Manager

Lender’s Address:	BELL STATE BANK & TRUST, a North Dakota banking corporation
5500 Wayzata Boulevard
Minneapolis, MN 55416	By:	/s/ Tracy Peterson
Telephone: (952) 905-5000		Tracy Peterson
Fax: (952) 746-1404		Senior Vice President

[Signature Page to Loan Agreement]

[EXHIBITS AND SCHEDULES OMITTED]